Exhibit 10.1

Kadant, Inc.                                             May 16, 2018

Dear Sir/Madam,

Our Reference: 96020
Re: USD 15,000,000 Interest Rate Swap with Embedded Floor
USI: DTCCRA20180516D10004401683532497

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Citizens Bank, National Association and Kadant, Inc. (the "Counterparty") on the Trade Date specified below (the "Transaction"). This document will constitute a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between Counterparty and Citizens as to the terms of the Transaction to which this Confirmation relates. This Confirmation supplements, forms part of, and is subject to, the
IS DA Master Agreement dated as of May 13, 2005 between Counterparty and Citizens as the same may be amended and supplemented from time to time (the "Agreement").

In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount	USD 15,000,000
Trade Date:	May 16, 2018
Effective Date	May 16, 2018
Termination Date	June 30, 2023
Fixed Amounts
Fixed Rate Payer	Counterparty
Fixed Rate Payer Payment Dates	Payment Dates as specified in the Notional Schedule

Fixed Rate	3.15 percent
Fixed Rate Day Count Fraction	Actual/360
Business Days for Fixed Amounts	London, New York
Floating Amounts
Floating Rate Payer	Citizens
Floating Rate Payer Payment Dates	Payment Dates as specified in the Notional Schedule

Floating Rate Option
USD-LIBOR-BBA-Bloomberg- provided, however, that if the Floating Rate Option for any Calculation period is less than 0.00%, then the Floating Rate Option for such calculation shall be deemed to be 0.00%.

Interpolation	Applicable 0.00%
Floor Rate
Designated Maturity	3 Month, with the exception of the initial Calculation Period which will be a Linear Interpolation of the 1 month and 2 month rates.

Floating Rate for the Initial Calculation Period	N/A
Spread	N/A
Floating Rate Day Count Fraction	Actual/360
Compounding	N/A
Reset Dates	The first day of each Calculation Period
Business Days for Floating Amounts	London, New York
Calculation Agent	As per The Agreement

Other Details N/A

Account Details
Payments to the Counterparty:
Bank Name: Wells Fargo Bank
Account Number: 4162079339
Account Name: Kadant, Inc.
ABA Number: 121000248

Offices
The Office of Citizens for the Transaction is :	Boston
The Office of the Counterparty for the Transaction is :	Westford
Each party represents to the other party on the Trade Date of this Transaction that (in the absence of a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):-

(a)Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying, and has not relied, on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction, no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b)Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

(c)Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of this Transaction.

This Confirmation is in final form and supersedes all previous Confirmations and communications in respect of this Transaction. No hard copy will follow.

In the event that you disagree with any part of this Confirmation, please notify us via the contact details below, so that the discrepancy may be quickly resolved. All inquiries regarding confirmations, payments and/or rate re-settings should be sent to:

Citizens Bank, National Association
One Citizens Drive
Riverside, RI 02915
Attn: Interest Rate Risk Management
Phone: (866)999-0073
Fax: 401-282-7718

We are pleased to have completed this Transaction and look forward to dealing with you again in the near future.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation enclosed for that purpose and returning it to us via fax at the number listed above.

For and on behalf of Citizens Bank, National Association

By:______/s/ Elizabeth Magalhaes ___________
Name: Elizabeth Magalhaes
Title: Officer

Kadant, Inc.
By:____/s/ Daniel J. Walsh______________
Name: Daniel J. Walsh
Title: Treasurer

Notional Schedule

Date			Notional
May 16, 2018	-	June 29, 2018	15,000,000.00
June 29, 2018	-	September 28, 2018	15,000,000.00
September 28, 2018	-	December 28, 2018	15,000,000.00
December 28, 2018	-	March 29, 2019	15,000,000.00
March 29, 2019	-	June 28, 2019	15,000,000.00
June 28, 2019	-	September 27, 2019	15,000,000.00
September 27, 2019	-	December 27, 2019	15,000,000.00
December 27, 2019	-	March 27, 2020	15,000,000.00
March 27, 2020	-	June 26, 2020	15,000,000.00
June 26, 2020	-	September 25, 2020	15,000,000.00
September 25, 2020	-	December 31, 2020	15,000,000.00
December 31, 2020	-	April 1, 2021	15,000,000.00
April 1, 2021	-	July 2, 2021	15,000,000.00
July 2, 2021	-	October 1, 2021	15,000,000.00
October 1, 2021	-	December 31, 2021	15,000,000.00
December 31, 2021	-	April 1, 2022	15,000,000.00
April 1, 2022	-	July 1, 2022	15,000,000.00
July1, 2022	-	September 30, 2022	15,000,000.00
September 30, 2022	-	December 30, 2022	15,000,000.00
December 30, 2022	-	March 31, 2023	15,000,000.00
March 31, 2023	-	June 30, 2023	15,000,000.00